EX-99.906 CERT 2 HFI_906Cert.htm 906 CERTIFICATION

Exhibit 19(b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

In connection with the attached Report of Homestead Funds, Inc. (the “Registrant”) on Form N‑CSR, for the period ended December 31, 2024, to be filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Registrant does hereby certify that, to the best of such officer’s knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

Dated: March 7, 2025

By:/s/ Mark D. Santero

Mark D. Santero

President, Chief Executive Officer and Director (Principal Executive Officer)

By:/s/ Amy M. DiMauro

Amy M. DiMauro

Treasurer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Form N-CSR with the Commission.